EXHIBIT 2 TO SCHEDULE 13D

                             SHAREHOLDERS AGREEMENT

         SHAREHOLDERS AGREEMENT, dated as of April 30, 1998 (the "Agreement"), by and among Fuel-Tech N.V., a Netherlands Antilles limited liability company (the "Company"), and the shareholders set forth on the signature page hereto (each a "Shareholder", collectively, the "Shareholders").

         WHEREAS, Fuel Tech, Inc., a Massachusetts corporation ("FTI") is acquiring a 50% interest in Nalco Fuel Tech, a partnership ("NFT") (the "Purchase"), pursuant to a Purchase Agreement, dated as of March 23, 1998, among FTI, Nalco FT, Inc. ("Nalco FT") and Nalco Chemical Company, for the limited purposes set forth therein (the "Purchase and Sale Agreement");

         WHEREAS, pursuant to a Securities Purchase Agreement, dated as of March 23, 1998 (the "Securities Purchase Agreement"), the Company will issue certain shares of Common Stock, par value $.01 of the Company ("FTNV Common Stock"), and Warrants to purchase shares of FTNV Common Stock (the "FTNV Warrants") to the Shareholders;

         WHEREAS, each Shareholder will pledge the FTNV Common Stock and FTNV Warrants as security for the benefit of Nalco FT and certain related parties pursuant to a Bailey Pledge Agreement, dated as of the date hereof, among the Shareholders and Nalco FT (the "Pledge Agreement");

         WHEREAS, the execution and delivery of this Agreement is a condition precedent to the closing of the transaction(s) set forth in the Purchase and Sale Agreement and the Securities Purchase Agreement.

         NOW,  THEREFORE,   in  consideration  of  the  mutual  representations,
warranties, covenants and agreements contained herein, and intending to be legally bound thereby, the parties hereto agree as follows:

         1. Shares and Warrants Subject to Agreement. The provisions of this Agreement shall apply to any and all shares of FTNV Common Stock and FTNV Warrants (and shares of FTNV Common Stock issuable upon the exercise thereof) issued to the Shareholders pursuant to the Securities Purchase Agreement.

     2. Transfer Restrictions. Except pursuant to the terms of the Bailey Pledge Agreement (as defined in the Purchase and Sale Agreement), no Shareholder shall, directly or indirectly, sell, distribute, transfer, assign, pledge, hypothecate or otherwise dispose of or encumber (all of which acts shall be deemed included in the term "transfer" as used in this Agreement) any shares of FTNV Common Stock or FTNV Warrants, or





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shares of FTNV Common Stock issuable upon the exercise thereof,  or any interest therein, unless:


             (a) for so long as any Purchaser Obligations (as defined in the Purchase and Sale Agreement) remain outstanding, such transfer of FTNV Common Stock and/or FTNV Warrants does not and will not, immediately thereafter or after the lapse of time, result in a Change of Control or a Purchaser Event of Default (each as defined in the Purchase and Sale Agreement); and

             (b) any transferee agrees to be bound by this Agreement as if named as a Shareholder herein and executes a counterpart hereof and such further documents as may be necessary to make it a party hereto; and

             (c) such transfer of shares of FTNV Common Stock or FTNV Warrants is made pursuant to either (i) an effective registration statement under the Securities Act of 1933, as amended, and any applicable state securities laws, or
(ii) an available exemption from the registration requirements of the Securities Act of 1933 and applicable state securities laws.

         Any transferee who receives shares of FTNV Common Stock and/or FTNV Warrants pursuant to and in accordance with this Section 2 is a "Permitted Transferee" who shall be deemed a Shareholder for all purposes of this Agreement. Any purported transfer of shares or FTNV Common Stock and/or FTNV Warrants in violation of this Agreement shall be null and void, and the Company shall refuse to recognize any such transfer for any purpose and shall not reflect in its records any change in ownership of shares or FTNV Common Stock and/or FTNV Warrants pursuant to such purported transfer.

         3. Corporate Governance.

             3.1 Board of Directors of FTNV.

             (a) The Company hereby agrees with the Shareholders that during the Corporate Governance Term (as defined below), the Board of Directors of the Company shall consist of eight directors, of whom two shall be outside directors (i.e., neither an officer nor employee of the Company) and one shall be a Netherlands Antilles representative director. During such period, the Shareholders and directors of the Company shall be entitled to nominate persons to serve as directors at each meeting of shareholders of the Company for the election of directors of the Company as follows:

                 (i) the Shareholders shall be entitled to nominate three persons to serve as directors of the Company, one of whom shall be an outside director;


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                 (ii) the  Shareholders  and the  directors of the Company shall nominate Tarma Trust Company N.V., or another mutually acceptable Netherlands Antilles person; and

                 (iii) (x) for the first meeting of shareholders of the Company on the date hereof at which the election of directors is on the agenda, those directors of the Company who were directors of the Company immediately prior to the closing of the Securities Purchase Agreement shall nominate four directors, one of whom shall be an outside director (collectively, the "Company-nominated Directors"), and (y) for all subsequent meetings of shareholders at which the election of directors is on the agenda, the Company-nominated Directors (or their successors pursuant to this paragraph) shall nominate four directors, one of whom shall be an outside director, as well as a sufficient number of persons to serve as directors in respect of any positions for which the Shareholders have not nominated persons to serve as directors pursuant to Section 3(a)(i) and
(ii) above or Section 3(c) below.

             (b) At each meeting of shareholders at which the election of directors is on the agenda, the Company shall recommend to shareholders the election of the designees nominated pursuant to Section 3(a)(i)-(iii) above.

             (c) Each director nominated pursuant to Section 3(a)(i)-(iii) who is elected to the Company's board of directors shall hold his office until his death or resignation or until his successor shall have been duly elected and qualified. If any designee of the Shareholders or the Company-nominated Directors (or, in the case of Section 3(a)(ii), by mutual agreement) shall cease to serve as a director of the Company for any reason, the vacancy resulting thereby shall be filled by the Shareholders, the Company-nominated Directors or by mutual agreement, respectively, in accordance with the provisions of Section 3(a)(i)-(iii).

     (d) "Corporate Governance Term" shall mean (i) during the period ending on the fourth anniversary (the "Fourth Anniversary") of the closing of the Securities Purchase Agreement, for so long as the Shareholders own in the aggregate at least 50% of the shares of FTNV Common Stock acquired pursuant to the Securities Purchase Agreement and (ii) during the period following the Fourth Anniversary and ending on the tenth anniversary of the closing of the Securities Purchase Agreement, for so long as the Shareholders own in the aggregate at least 10% of the then outstanding shares of FTNV Common Stock. For purposes of this Agreement, shares of FTNV Common Stock "owned" by a Shareholder shall not include shares obtainable pursuant to the exercise of the FTNV Warrants or pursuant to the exercise of any other option held by such Shareholder.

         3.2 Board of Directors of FTI. For so long as the Purchaser Obligations remain outstanding, the Company shall elect persons nominated by the




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

Shareholders to act as directors of FTI to fill at least 50% of the positions on FTI's board of directors.

         3.3 Actions of the Shareholders. (a) Without either (a) the prior approval of the Board of Directors of the Company or (b) the prior written consent of all directors of FTI, each of the Shareholders hereby agrees not to take any action or cause any person or entity to take any action, that would lead to any of the following: (i) any amendment to FTI's articles of organization or bylaws; or (ii) any amendment to, or waiver on the Company's or FTI's behalf under the Purchaser Note, the Purchase and Sale Agreement or Management Services Agreement.

             (b) During the Corporate Governance Term, at each meeting of shareholders at which the election of directors is on the agenda, each Shareholder agrees to vote all of the shares of FTNV Common Stock held of record by him or her IN FAVOR OF those directors nominated pursuant to Section 3.l(a)(ii) and above.

         4. Stock Certificate Legend.

         A copy of this Agreement shall be filed with the Secretary of the Company and kept with the records and minutes of the Company. Each certificate representing shares of FTNV Common Stock owned by the Shareholders and their Permitted Transferees (unless registered under the Securities Act and any applicable state securities laws and/or no longer subject to the terms of the Pledge Agreement and/or this Agreement) shall be stamped or imprinted with a legend (in addition to any securities law legend) in the following form:

           "THESE SECURITIES ARE SUBJECT TO, AND THE TRANSFER OF THESE SECURITIES ARE RESTRICTED BY, THE TERMS OF A PLEDGE AGREEMENT AND A SHAREHOLDERS AGREEMENT, COPIES OF WHICH ARE AVAILABLE FROM THE COMPANY UPON REQUEST."

         5. Covenants of the Shareholders.

     (a) Confidential Information. Shareholders acknowledge and agree that they may receive during the term of this Agreement information from FTNV and its subsidiaries, affiliates and investees that is non-public, confidential or proprietary in nature (the "Confidential Information"). Shareholders agree that in no event shall they disclose, transfer, copy, duplicate or publish any Confidential Information to any third party without the prior written consent, which consent may be withheld in FTNV's sole discretion. Shareholders further agree that they shall not utilize any Confidential Information for any purpose whatsoever other than for the purpose of performing their obligations under this Agreement. Confidential Information does not include information which (i) was or becomes generally available to the public other than as a result of an act or omission in violation of this Section 5(a) by Shareholders, (ii) was or



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

becomes available to Shareholders on a nonconfidential basis from a source other than the originating party, or (iii) was already known to Shareholders at the time of receipt thereof without legal restriction to the confidentiality thereof.

         (b) Noncompetition. (i) Any Shareholder who holds a position as a director of FTNV or FTI during the term of this Agreement (a "Shareholder Director") agrees that, during the term that such Shareholder is a Shareholder Director and for a period of two years thereafter (the "Non-Compete Period"), such Shareholder Director will not, directly or indirectly: (A) engage in, or control, invest in, provide material advice or assistance to, manage, benefit from exert material influence upon any person or entity that engages in manufacturing, licensing or sale anywhere in the world of (i) any chemical or non-chemical process, system, technology or product that removes, or prevents the formation of, oxides of nitrogen and sulfur or particulates from a stationary combustion unit, (ii) any chemical process for the treatment of a combustor used to prevent fireside corrosion, fouling or stagging (known under the name "Fuel Chem" in the case of the Joint Venture), (iii) any computer modeling or software development related to the foregoing businesses, or (iv) any use of Urea SCR NOx reduction for mobile applications (the "Competitive Activity"); or (B) induce, attempt or persuade any employee of FTNV, FTI, the Joint Venture Entities or the Wholly-Owned Subsidiaries to terminate his or her employment relationship in order to enter into competitive employment. (ii) Without limiting the right of FTNV to pursue all other legal and equitable remedies available in the event of a violation by the Shareholder Directors of covenants contained in this Section 5(b), it is expressly agreed that remedies other than injunctive or other equitable relief cannot fully compensate FTNV for such a violation and that FTNV shall be entitled to injunctive or other equitable relief to prevent any such violation or continuing violation thereof.

     (c) Shareholders agree that during the period ending on the third anniversary of the closing of the Securities Purchase Agreement, they will not themselves or in concert with any other person or group purchase any additional securities of the Company (other than the shares of FTNV Common Stock and FTNV Warrants (and shares of FTNV Common Stock issuable upon the exercise thereof) issued to the Shareholders pursuant to the Securities Purchase Agreement) which in themselves or in combination with transactions by other parties would tend to or have the effect of imposing a limitation on the ability of FTI to deduct its net loss carry forwards for U.S. income tax purposes.

         6. Miscellaneous Provisions.

         (a) Notices. Any notices required hereunder shall be sent by certified or registered mail, and shall be addressed to the address of the Company's corporate headquarters in the case of any notice to the Company, and until changed by



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

notice to the Company, to the Shareholders at c/o American Bailey Corporation, Financial Centre, 695 East Main Street, Stamford, CT 06901.

         (b) Amendments and Waivers. The provisions of this Agreement may be amended and the Company may take action herein prohibited, or omit to perform any act herein required to be performed by it, if the Company has obtained the written consent of the Shareholders.

         (c) Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto will bind and inure to the benefit of, in the case of the Company, its successors, assigns and transferees and, in the case of the Shareholders, their Permitted Transferees. Except as expressly provided herein, the rights and obligations of the Shareholders may not be transferred.

         (d) Governing Law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by the laws of the State of Connecticut.

         (e) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be considered to be an original instrument and to be effective as of the date first written above.

         (f) Severability. In the event any one or more of the provisions of this Agreement shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provisions shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

     (g) Specific Performance. The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provision of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

         (h) Insurance. The Company will use its best efforts to maintain, without any gaps or lapses in coverage, directors' and officers' liability insurance with terms and conditions no less favorable than those in existence on the date hereof.


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


         (i) Term. The term of this Agreement shall commence on the date first set forth above and terminate on the later of (i) the satisfaction in full of the Purchaser Obligations or (ii) the lapsing of the Corporate Governance Term.


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



         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        FUEL-TECH N.V.

                                                  /s/
                                        -----------------------------------
                                        Name:
                                        Title:

                                        PURCHASERS:

                                             /s/ RALPH E. BAILEY
                                             ---------------------------------
                                             Ralph E. Bailey

                                             /s/ DOUGLAS G. BAILEY
                                             ---------------------------------
                                             Douglas G. Bailey

                                             /s/ NOLAN R. SCHWARTZ
                                             ---------------------------------
                                             Nolan R. Schwartz

                                             /s/ GUY C. HECKMAN
                                             ---------------------------------
                                             Guy C. Heckman

                                             /s/ J. WILLIAM DRAKE
                                             ---------------------------------
                                             J. William Drake

                                             /s/ ROBERT M. DAVENPORT
                                             ---------------------------------
                                             Robert M. Davenport

                                             /s/ BETSY S. KENYON
                                             ---------------------------------
                                             Betsy S. Kenyon

                                             /s/ LINDSAY G. MORTNER
                                             ---------------------------------
                                             Lindsay G. Mortner

                                             /s/ JAMES G. HANNOOSH
                                             ---------------------------------
                                             James G. Hannoosh

                                             /s/ GENEVE E. HENDRICKS
                                             ---------------------------------
                                             Geneve E. Hendricks

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